Exhibit 99.1

FOR IMMEDIATE RELEASE

FNCB Bancorp, Inc. Reports

Third Quarter 2016 Net Income

Dunmore, Pa., October 28, 2016/Globe Newswire/—FNCB Bancorp, Inc. (OTCQX: FNCB), the parent company of Dunmore-based FNCB Bank (the “Bank”), announced net income for the three months ended September 30, 2016 of $2.0 million, or $0.12 per basic and diluted share. Net income for the comparable period of 2015 was $2.3 million, or $0.14 per basic and diluted share. The $0.3 million, or 13.7%, decrease in third quarter earnings primarily reflected increases in income tax expense and non-interest expense, partially mitigated by higher net interest income. Net income for the nine months ended September 30, 2016 was $4.8 million, or $0.29 per basic and diluted share, compared to net income of $6.6 million, or $0.40 per basic and diluted share, for the same period of 2015. Annualized return on average assets was 0.73% and 0.58%, respectively, for the three and nine months ended September 30, 2016, compared to 0.91% and 0.90%, for the respective periods of 2015. Annualized return on average equity was 8.46% and 6.95%, respectively, for the three- and nine-month periods ended September 30, 2016, compared to 16.38% and 15.96%, respectively, for the comparable periods in 2015. FNCB paid holders of its common stock dividends of $0.02 for the third quarter of 2016, totaling $0.06 per share for the year-to-date period of 2016. FNCB did not pay a dividend during the nine months ended September 30, 2015.

Effective October 17, 2016, the corporate name, formerly First National Community Bancorp, Inc., changed to FNCB Bancorp, Inc., following the completion of a charter conversion of FNCB Bank, the Company’s wholly-owned subsidiary, from a national bank to a Pennsylvania state bank.

Performance Highlights:

●	Year-over-year deposit growth of 9.3%;
●	Year-over-year growth in net interest income of $3.0 million, or 15.4%;
●	7 basis point improvement in tax-equivalent net interest margin comparing the third quarters of 2016 and 2015; and
●	11.8% decrease in non-performing loans from prior quarter end; 64.1% decrease from one year ago.

“We are pleased with the strong, double-digit growth in net interest income given this very challenging rate environment,” stated Gerard A. Champi, President and Chief Executive Officer. “In addition, through the diligent efforts of our entire banking team, we posted meaningful, organic deposit growth, while maintaining funding costs, during the third quarter of 2016. The launch of our new WOW ME suite of consumer checking and savings products earlier in the year has led to increases in personal demand deposits, while initiatives in our governmental banking, retail and commercial divisions resulted in strong deposit growth in public funds and small business accounts,” concluded Champi.

Summary Results for the Three and Nine Months Ended September 30, 2016

Net interest income before (credit) provision for loan and lease losses was $7.7 million for the third quarter, an increase of $0.5 million compared to $7.2 million for the same quarter of 2015. The 6.9% increase in net interest income reflected strong growth in volume and yields on earning assets aided by stable funding costs. For the year-to-date period, net interest income grew $3.0 million, or 15.4%, to $22.8 million in 2016 from $19.8 million in 2015. The improvement for the year-to-date period resulted primarily from significant growth in earning assets, higher earning asset yields and reduced funding costs. Average earning assets grew $42.3 million, or 4.4%, and $69.9 million, or 7.5%, comparing the quarter and year-to-date periods ended September 30, 2016 and 2015, respectively. Tax-equivalent earning asset yields improved 8 basis points for the third quarter and 7 basis points for the nine months ended September 30, 2016 over the same periods of 2015. FNCB’s cost of funds increased 1 basis point comparing the third quarters of 2016 and 2015. However, comparing the nine-month periods, FNCB’s cost of funds decreased 16 basis points to 0.50% in 2016 from 0.66% in 2015. Causing the greatest impact in year-to-date funding costs was a decrease in the cost of borrowed funds, which resulted from a modification of the interest rate on FNCB’s subordinated notes from 9.00% to 4.50% in mid-2015. The tax-equivalent net interest margin for third quarter 2016 was 3.14%, which reflected no change from the second quarter of 2016, and a 7 basis point increase over the margin for the same prior year period. The year-to-date tax-equivalent net interest margin was 3.13% in 2016, an improvement of 20 basis points compared to 2.93% in 2015.

Non-interest income was $1.4 million for both three-month periods ended September 30, 2016 and 2015. Higher net gains on the sale of mortgage loans, net gains on the sale of SBA guaranteed loans and other income were offset by reductions in service charges, loan-related fees and net gains on the sale of other real estate owned. For the nine months ended September 30, 2016, non-interest income totaled $4.8 million, a decrease of $1.5 million, or 24.2%, compared to $6.3 million for the same nine months of 2015. The change resulted primarily from a $1.3 million decrease in net gains on the sale of securities, coupled with a $0.2 million reduction in other income related to legal settlements received in 2015.

For the three months ended September 30, 2016, non-interest expense totaled $6.6 million, an increase of $0.1 million, or 2.2%, from $6.4 million for the same three months of 2015. The increase for the third quarter 2016 was due primarily to advertising expense related to new deposit product offerings. On a year-to-date basis, non-interest expense increased $0.5 million, or 2.5%, to $20.4 million in 2016 from $19.9 million in 2015. The increase in non-interest expense for the nine months ended September 30, 2016 as compared to the same period of 2015 was due primarily to increases in salaries and benefits expenses of $0.8 million due to higher health insurance costs, partially offset by a $0.4 million reduction in occupancy expense.

Asset Quality

FNCB continues to realize an improvement in asset quality as total non-performing loans decreased $0.3 million, or 11.8%, to $2.4 million at September 30, 2016 from $2.7 million at June 30, 2016, and $1.4 million, or 36.2%, from December 31, 2015. The ratio of non-performing loans to total loans was 0.33% at September 30, 2016 compared to 0.37% at June 30, 2016 and 0.52% at December 31, 2015. (At June 30, 2016, the most recent data available, the FDIC average for commercial banks with assets between $1.0 billion and $3.0 billion was 0.79%). The allowance for loan and lease losses as a percentage of gross loans was 1.17% at September 30, 2016, which was unchanged compared to the prior quarter end, and 1.21% at the end of 2015. (The above described FDIC peer group average was 1.22% at June 30, 2016.)

Financial Condition

Total assets increased $31.0 million, or 2.8%, to $1.122 billion at September 30, 2016 from $1.091 billion at December 31, 2015. The change in total assets primarily resulted from an increase of $36.3 million in cash and cash equivalents. Total deposits increased $109.4 million, or 13.3%, to $931.0 million at September 30, 2016 from $821.5 million at year-end 2015. The deposit growth resulted primarily from a cyclical influx of public funds from seasonal tax payments during the third quarter. In addition, deposit gathering initiatives in FNCB’s commercial and governmental banking units, coupled with the new WOW ME product offering also favorably impacted deposit growth. The inflow of cash from deposit growth was used to repay borrowings from the FHLB of Pittsburgh, which declined $77.0 million, or 56.7%, when comparing September 30, 2016 and December 31, 2015. In addition, accrued interest payable decreased $10.9 million, or 97.4%, as FNCB repaid in entirety all accrued interest that had previously been deferred on the subordinated debentures in the first quarter of 2016. Payoffs of several large commercial loan relationships outpaced demand, which resulted in a $4.1 million, or 0.6%, decline in loans, net of net deferred costs and unearned income. Investment securities available for sale increased $9.7 million, or 3.8%.

Total shareholders’ equity increased $10.4 million, or 12.1%, to $96.6 million at September 30, 2016 from $86.2 million at December 31, 2015. The capital improvement resulted primarily from a $6.2 million increase in accumulated other comprehensive income, which resulted from appreciation in the fair value of available-for-sale securities net of the tax impact of the appreciation, coupled with net income for the nine months ended September 30, 2016 of $4.8 million.

At September 30, 2016, FNCB’s total risk-based capital and Tier I leverage ratios were 12.37% and 7.52%, respectively. The respective ratios for the Bank at September 30, 2016 were 13.40% and 9.05%. The ratios well exceeded the 10.00% and 5.00% required to be well capitalized under the prompt corrective action provisions of the Basel III capital framework for U.S. banking organizations. Book value per share increased $0.59 per share, or 11.3%, to $5.81 at September 30, 2016 from $5.22 at December 31, 2015.

Availability of Filings

Copies of FNCB’s most recent Annual Report on Form 10-K and Quarterly Report on form 10-Q will be provided upon request from: Shareholder Relations, FNCB Bancorp, Inc., 102 East Drinker Street, Dunmore, PA 18512 or by calling (570) 348-6419. All of FNCB’s filings with the Securities and Exchange Commission are also available on the Investor Relations page of FNCB’s website, www.fncb.com/investorrelations.

About FNCB Bank:

FNCB Bancorp, Inc. is the bank holding company of FNCB Bank, which provides personal, small business and commercial banking services to individuals and businesses throughout Lackawanna, Luzerne, and Wayne Counties in Northeastern Pennsylvania. The institution was established as a National Banking Association in 1910 as The First National Bank of Dunmore, and had been operating under the name First National Community Bank from 1988 through June 2016. Effective June 30, 2016, the institution changed its name to FNCB Bank upon its conversion from a national charter to a Pennsylvania state charter. For more information about FNCB, visit www.fncb.com.

INVESTOR CONTACT:

James M. Bone, Jr., CPA

Executive Vice President and

Chief Financial Officer

FNCB Bank

(570) 348-6419

james.bone@fncb.com

FNCB may from time to time make written or oral “forward-looking statements,” including statements contained in our filings with the Securities and Exchange Commission (“SEC”), in its reports to shareholders, and in other communications, which are made in good faith by us pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.

These forward-looking statements include statements with respect to FNCB’s beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, that are subject to significant risks and uncertainties, and are subject to change based on various factors (some of which are beyond our control). The words “may,” “could,” “should,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan” and similar expressions are intended to identify forward-looking statements. The following factors, among others, could cause FNCB’s financial performance to differ materially from the plans, objectives, expectations, estimates and intentions expressed in such forward-looking statements: the strength of the United States economy in general and the strength of the local economies in our markets; the effects of, and changes in trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System; inflation, interest rate, market and monetary fluctuations; the timely development of and acceptance of new products and services; the ability of FNCB to compete with other institutions for business; the composition and concentrations of FNCB’s lending risk and the adequacy of FNCB’s reserves to manage those risks; the valuation of FNCB’s investment securities; the ability of FNCB to pay dividends or repurchase common shares; the ability of FNCB to retain key personnel; the impact of any pending or threatened litigation against FNCB; the marketability of shares of FNCB and fluctuations in the value of FNCB’s share price; the effectiveness of FNCB’s system of internal controls; the ability of FNCB to attract additional capital investment; the impact of changes in financial services’ laws and regulations (including laws concerning capital adequacy, taxes, banking, securities and insurance); the impact of technological changes and security risks upon our information technology systems; changes in consumer spending and saving habits; the nature, extent, and timing of governmental actions and reforms, and the success of FNCB at managing the risks involved in the foregoing and other risks and uncertainties, including those detailed in FNCB’s filings with the SEC.

FNCB cautions that the foregoing list of important factors is not all inclusive. Readers are also cautioned not to place undue reliance on any forward-looking statements, which reflect management’s analysis only as of the date of this report, even if subsequently made available by FNCB on its website or otherwise. FNCB does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of FNCB to reflect events or circumstances occurring after the date of this report.

Readers should carefully review the risk factors described in the Annual Report and other documents that FNCB periodically files with the Securities and Exchange Commission, including its Form 10-K for the year ended December 31, 2015.

[The Company provides tabular information as follows]

FNCB Bancorp, Inc.

Selected Financial Data

	Sept 30,	Jun 30,	Mar 31,	Dec 31,	Sept 30,
	2016	2016	2016	2015	2015
Per share data:
Net income (fully diluted)	$0.12	$0.10	$0.07	$1.77	$0.14
Cash dividends declared	$0.02	$0.02	$0.02	$-	$-
Book value	$5.81	$5.76	$5.57	$5.22	$3.61
Tangible book value	$5.81	$5.75	$5.56	$5.21	$3.60
Market value:
High	$6.00	$6.12	$6.90	$5.50	$6.05
Low	$4.75	$5.50	$5.11	$5.06	$5.02
Close	$5.00	$5.60	$6.12	$5.25	$5.19
Common shares outstanding	16,614,856	16,586,868	16,530,432	16,514,245	16,500,945

Selected ratios:
Annualized return on average assets	0.73%	0.60%	0.42%	10.99%	0.91%
Annualized return on average shareholders' equity	8.46%	7.12%	5.15%	192.68%	16.38%
Tier I leverage ratio	7.52%	7.31%	7.08%	7.27%	6.57%
Total risk-based capital to risk-adjusted assets	12.37%	12.00%	11.81%	11.79%	11.20%
Average shareholders' equity to average total assets	8.63%	8.40%	8.15%	5.70%	5.55%
Yield on earning assets (FTE)	3.58%	3.56%	3.52%	3.56%	3.50%
Cost of funds	0.52%	0.50%	0.48%	0.48%	0.51%
Net interest spread (FTE)	3.06%	3.06%	3.04%	3.08%	2.98%
Net interest margin (FTE)	3.14%	3.14%	3.11%	3.15%	3.07%
Total delinquent loans/total loans	0.72%	0.74%	0.82%	0.84%	1.29%
Allowance for loan and lease losses/total loans	1.17%	1.17%	1.19%	1.20%	1.36%
Non-performing loans/total loans	0.33%	0.37%	0.49%	0.52%	0.93%
Annualized net (recoveries) charge-offs/average loans	(0.09%)	0.26%	0.47%	0.02%	0.04%

FNCB Bancorp, Inc.

Year-to-Date Consolidated Statements of Income

	Nine Months Ended
	Sept 30,
(in thousands, except share data)	2016	2015
Interest income
Interest and fees on loans	$21,157	$19,640
Interest and dividends on securities
U.S. government agencies	2,678	3,044
State and political subdivisions, tax-free	30	91
State and political subdivisions, taxable	1,834	447
Other securities	259	331
Total interest and dividends on securities	4,801	3,913
Interest on interest-bearing deposits in other banks	14	42
Total interest income	25,972	23,595
Interest expense
Interest on deposits	2,009	2,003
Interest on borrowed funds
Interest on Federal Home Loan Bank of Pittsburgh advances	472	367
Interest on subordinated debentures	480	1,290
Interest on junior subordinated debentures	180	150
Total interest on borrowed funds	1,132	1,807
Total interest expense	3,141	3,810
Net interest income before provision (credit) for loan and lease losses	22,831	19,785
Provision (credit) for loan and lease losses	858	(340)
Net interest income after provision (credit) for loan and lease losses	21,973	20,125
Non-interest income
Deposit service charges	2,157	2,218
Net gain on the sale of securities	960	2,302
Net gain on the sale of mortgage loans held for sale	238	69
Net gain on the sale of SBA guaranteed loans	51	-
Net gain on the sale of other real estate owned	29	145
Loan-related fees	287	290
Income from bank-owned life insurance	426	415
Other	657	904
Total non-interest income	4,805	6,343
Non-interest expense
Salaries and employee benefits	10,366	9,582
Occupancy expense	1,301	1,665
Equipment expense	1,277	1,234
Data processing expense	1,522	1,420
Regulatory assessments	629	711
Bank shares tax	746	652
Expense of other real estate owned	335	338
Legal expense	285	331
Professional fees	716	780
Insurance expense	384	528
Other operating expenses	2,821	2,636
Total non-interest expense	20,382	19,877
Income before income taxes	6,396	6,591
Income tax expense (benefit)	1,611	(40)
Net income	$4,785	$6,631

Income per share
Basic	$0.29	$0.40
Diluted	$0.29	$0.40

Cash dividends declared per common share	$0.06	$-
Weighted average number of shares outstanding:
Basic	16,554,391	16,497,373
Diluted	16,554,391	16,497,373

FNCB Bancorp, Inc.

Quarter-to-Date Consolidated Statements of Income

	Three Months Ended
	Sept 30,	Jun 30,	Mar 31,	Dec 31,	Sept 30,
(in thousands, except share data)	2016	2016	2016	2015	2015
Interest income
Interest and fees on loans	$7,156	$7,032	$6,969	$7,032	$6,693
Interest and dividends on securities
U.S. government agencies	848	900	930	992	1,061
State and political subdivisions, tax-free	9	11	10	18	19
State and political subdivisions, taxable	675	624	535	458	324
Other securities	69	94	96	102	92
Total interest and dividends on securities	1,601	1,629	1,571	1,570	1,496
Interest on interest-bearing deposits in other banks	8	2	4	4	10
Total interest income	8,765	8,663	8,544	8,606	8,199
Interest expense
Interest on deposits	704	663	642	628	677
Interest on borrowed funds
Interest on Federal Home Loan Bank of Pittsburgh advances	157	167	148	147	128
Interest on subordinated debentures	162	159	159	160	162
Interest on junior subordinated debentures	62	61	57	56	50
Total interest on borrowed funds	381	387	364	363	340
Total interest expense	1,085	1,050	1,006	991	1,017
Net interest income before (credit) provision for loan and lease losses	7,680	7,613	7,538	7,615	7,182
(Credit) Provision for loan and lease losses	(234)	396	696	(1,005)	(191)
Net interest income after (credit) provision for loan and lease losses	7,914	7,217	6,842	8,620	7,373
Non-interest income
Deposit service charges	739	717	701	742	799
Net gain (loss) on the sale of securities	-	857	103	(6)	4
Net gain on the sale of mortgage loans held for sale	99	71	68	223	13
Net gain on the sale of SBA guaranteed loans	51	-	-	-	-
Net gain (loss) on the sale of other real estate owned	32	2	(5)	17	129
Loan-related fees	85	95	107	152	94
Income from bank-owned life insurance	137	143	146	149	145
Other	237	209	211	180	195
Total non-interest income	1,380	2,094	1,331	1,457	1,379
Non-interest expense
Salaries and employee benefits	3,263	3,589	3,514	4,228	3,240
Occupancy expense	479	329	493	619	500
Equipment expense	429	425	423	423	408
Data processing expense	505	494	523	556	471
Regulatory assessments	199	193	237	239	203
Bank shares tax	253	252	241	53	217
Expense of other real estate owned	95	194	46	62	91
Legal expense	79	86	120	106	80
Professional fees	157	272	287	234	193
Insurance expense	131	125	128	131	128
Legal settlement	-	-	-	777	-
Other operating expenses	963	1,066	792	1,159	884
Total non-interest expense	6,553	7,025	6,804	8,587	6,415
Income before income taxes	2,741	2,286	1,369	1,490	2,337
Income tax expense (benefit)	724	661	226	(27,719)	-
Net income	$2,017	$1,625	$1,143	$29,209	$2,337

Income per share
Basic	$0.12	$0.10	$0.07	$1.77	$0.14
Diluted	$0.12	$0.10	$0.07	$1.77	$0.14

Cash dividends declared per common share	$0.02	$0.02	$0.02	$-	$-
Weighted average number of shares outstanding:
Basic	16,593,811	16,549,169	16,519,759	16,506,294	16,500,945
Diluted	16,593,811	16,549,169	16,519,759	16,506,294	16,500,945

FNCB Bancorp, Inc.

Consolidated Balance Sheets

	Sept 30,	Jun 30,	Mar 31,	Dec 31,	Sept 30,
(in thousands)	2016	2016	2016	2015	2015
Assets
Cash and cash equivalents:
Cash and due from banks	$24,558	$15,847	$16,367	$19,544	$20,631
Interest-bearing deposits in other banks	32,778	1,825	1,847	1,539	10,383
Total cash and cash equivalents	57,336	17,672	18,214	21,083	31,014
Securities available for sale, at fair value	263,475	262,190	263,523	253,773	249,228
Stock in Federal Home Loan Bank of Pittsburgh at cost	2,741	5,219	3,932	6,344	4,298
Loans held for sale	185	563	455	683	4,634
Loans, net of net deferred costs and unearned income	729,662	733,720	728,158	733,716	723,166
Allowance for loan and lease losses	(8,490)	(8,559)	(8,635)	(8,790)	(9,825)
Net loans	721,172	725,161	719,523	724,926	713,341
Bank premises and equipment, net	10,615	10,793	10,904	11,193	11,258
Accrued interest receivable	2,736	2,511	2,854	2,475	2,618
Intangible assets	14	55	96	137	179
Bank-owned life insurance	29,807	29,670	29,527	29,381	29,232
Other real estate owned	2,065	1,628	1,806	3,154	1,618
Other assets	31,441	32,076	34,181	37,469	7,799
Total assets	$1,121,587	$1,087,538	$1,085,015	$1,090,618	$1,055,219

Liabilities
Deposits:
Demand (non-interest-bearing)	$157,119	$144,082	$162,882	$154,531	$152,038
Interest-bearing	773,840	691,751	720,243	667,015	700,004
Total deposits	930,959	835,833	883,125	821,546	852,042
Borrowed funds:
Federal Home Loan Bank of Pittsburgh advances	58,837	120,771	74,511	135,802	93,058
Subordinated debentures	14,000	14,000	14,000	14,000	14,000
Junior subordinated debentures	10,310	10,310	10,310	10,310	10,310
Total borrowed funds	83,147	145,081	98,821	160,112	117,368
Accrued interest payable	294	311	333	11,165	11,187
Other liabilities	10,614	10,813	10,695	11,617	14,989
Total liabilities	1,025,014	992,038	992,974	1,004,440	995,586

Shareholders' equity
Preferred stock	-	-	-	-	-
Common stock	20,768	20,734	20,663	20,643	20,626
Additional paid-in capital	62,381	62,210	62,069	62,059	61,939
Retained earnings (accumulated deficit)	7,506	5,820	4,527	3,714	(25,495)
Accumulated other comprehensive income (loss)	5,918	6,736	4,782	(238)	2,563
Total shareholders' equity	96,573	95,500	92,041	86,178	59,633
Total liabilities and shareholders’ equity	$1,121,587	$1,087,538	$1,085,015	$1,090,618	$1,055,219

FNCB Bancorp, Inc.

Summary Tax-equivalent Net Interest Income

	Three Months Ended
	Sept 30,	Jun 30,	Mar 31,	Dec 31,	Sept 30,
(dollars in thousands)	2016	2016	2016	2015	2015
Interest income
Loans:
Loans - taxable	$6,809	$6,674	$6,603	$6,694	$6,371
Loans - tax-free	526	542	555	512	488
Total loans	7,335	7,216	7,158	7,206	6,859
Securities:
Securities, taxable	1,592	1,618	1,561	1,552	1,477
Securities, tax-free	14	17	15	27	29
Total interest and dividends on securities	1,606	1,635	1,576	1,579	1,506
Interest-bearing deposits in other banks	8	2	4	4	10
Total interest income	8,949	8,853	8,738	8,789	8,375
Interest expense
Deposits	704	663	642	628	677
Borrowed funds	381	387	364	363	340
Total interest expense	1,085	1,050	1,006	991	1,017
Net interest income	$7,864	$7,803	$7,732	$7,798	$7,358

Average balances
Earning assets:
Loans:
Loans - taxable	$688,038	$682,642	$683,198	$685,795	$660,709
Loans - tax-free	47,620	48,131	48,433	43,429	41,746
Total loans	735,658	730,773	731,631	729,224	702,455
Securities:
Securities, taxable	257,431	260,835	256,555	251,108	241,799
Securities, tax-free	905	1,090	1,107	1,713	1,707
Total securities	258,336	261,925	257,662	252,821	243,506
Interest-bearing deposits in other banks	6,448	2,347	3,746	6,797	12,185
Total interest-earning assets	1,000,442	995,045	993,039	988,842	958,146
Non-earning assets	99,010	97,271	101,958	65,633	62,063
Total assets	$1,099,452	$1,092,316	$1,094,997	$1,054,475	$1,020,209
Interest-bearing liabilities:
Deposits	$737,431	$725,552	$725,369	$702,783	$690,039
Borrowed funds	103,821	117,229	113,386	119,281	105,109
Total interest-bearing liabilities	841,252	842,781	838,755	822,064	795,148
Demand deposits	152,319	146,622	146,994	146,457	143,140
Other liabilities	11,006	11,125	19,967	25,811	25,303
Shareholders' equity	94,875	91,788	89,281	60,143	56,618
Total liabilities and shareholders' equity	$1,099,452	$1,092,316	$1,094,997	$1,054,475	$1,020,209

Yield/Cost
Earning assets:
Loans:
Interest and fees on loans - taxable	3.96%	3.91%	3.87%	3.90%	3.86%
Interest and fees on loans - tax-free	4.42%	4.50%	4.58%	4.72%	4.68%
Total loans	3.99%	3.95%	3.91%	3.95%	3.91%
Securities:
Securities, taxable	2.47%	2.48%	2.43%	2.47%	2.44%
Securities, tax-free	6.03%	6.11%	5.48%	6.37%	6.80%
Total securities	2.49%	2.50%	2.45%	2.50%	2.47%
Interest-bearing deposits in other banks	0.50%	0.34%	0.43%	0.24%	0.33%
Total earning assets	3.58%	3.56%	3.52%	3.56%	3.50%
Interest-bearing liabilities:
Interest on deposits	0.38%	0.37%	0.35%	0.36%	0.39%
Interest on borrowed funds	1.47%	1.32%	1.28%	1.22%	1.29%
Total interest-bearing liabilities	0.52%	0.50%	0.48%	0.48%	0.51%
Net interest spread	3.06%	3.06%	3.04%	3.08%	2.98%
Net interest margin	3.14%	3.14%	3.11%	3.15%	3.07%

FNCB Bancorp, Inc.

Asset Quality Data

	Sept 30,	Jun 30,	Mar 31,	Dec 31,	Sept 30,
(in thousands)	2016	2016	2016	2015	2015
At period end
Non-accrual loans, including non-accruing troubled debt restructured loans (TDRs)	$2,416	$2,739	$3,569	$3,788	$6,741
Loans past due 90 days or more and still accruing	-	-	-	-	-
Total non-performing loans	2,416	2,739	3,569	3,788	6,741
Other real estate owned (OREO)	2,065	1,628	1,806	3,154	1,618
Total non-performing loans and OREO	$4,481	$4,367	$5,375	$6,942	$8,359

Accruing TDRs	$4,106	$4,043	$4,623	$4,982	$5,065

For the three months ended
Allowance for loan and lease losses
Beginning balance	$8,559	$8,635	$8,790	$9,825	$10,328
Loans charged-off	189	709	1,148	198	968
Recoveries of charged-off loans	354	237	297	168	656
Net (recoveries) charge-offs	(165)	472	851	30	312
(Credit) Provision for loan and lease losses	(234)	396	696	(1,005)	(191)
Ending balance	$8,490	$8,559	$8,635	$8,790	$9,825